AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1997.

                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      NORAM GAMING AND ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                                   84-0485316
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                               THREE CANTON SQUARE
                               TOLEDO, OHIO 43624
                                 (419) 255-1515

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      NORAM GAMING AND ENTERTAINMENT, INC.
                              STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                 George C. Zilba
                                    President
                      Noram Gaming and Entertainment, Inc.
                               Three Canton Square
                               Toledo, Ohio 43624
                                 (419) 255-1515
                     (Name, Address and Telephone number of
                               Agent for Service)

                                   Copies to:

                             Lyman F. Spitzer, Esq.
                         Shumaker, Loop & Kendrick, LLP
                                  1000 Jackson
                             Toledo, Ohio 43624-1573
                                 (419) 241-9000
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                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
              TITLE OF SECURITIES              Amount to be   Proposed maximum offering  Proposed maximum aggregate     Amount of
               TO BE REGISTERED                 Registered          price per share             offering price      registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares .001 Par Value Total.........  1,000,000 shares         $.875(1)                   $875,000.00(1)         $265.15
====================================================================================================================================

--------------------

(1)Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h).  The fee is calculated on the basis of the average of the bid and asked price reported for the common stock on March 5, 1997.

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




                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         Note: The documents containing the information concerning the Noram Gaming and Entertainment, Inc. Stock Incentive Plan (the "Plan") required by
Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of the registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule
428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Noram Gaming and Entertainment, Inc., a Nevada corporation, (the "Company"), will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference in this
Prospectus:

         (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996.

         (c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996.

         (d) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The authorized capital stock of the Company upon completion of this offering will consist of 25,000,000 shares of Common Stock, $0.001 par value. As of December 31, 1996, there were 12,642,000 shares of Common Stock issued and outstanding. The following description is qualified in its entirety by reference to the Company's Articles of Incorporation, as amended, and By-laws, which are filed as exhibits to this Registration Statement.

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Cumulative voting in the election of director is not permitted. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no conversion, preemptive or



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other rights to subscribe for additional shares or other securities, and there are no redemption or sinking funds provisions with respect to such share respect to such shares. The issued and outstanding shares of Common Stock are, and the shares offered hereby will be upon payment therefor, fully paid and nonassessable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-Laws authorize the Board of Directors, on behalf of the company and without shareholder action, to exercise all of the Company's powers of indemnification. There are currently specific provisions in the By-Laws respecting Officer, Director and agent indemnification. The Company's By-Laws as adopted by the Company are incorporated by reference herein and attached to this Registration Statement as Exhibit 3.2. Indemnification of such officers, directors and agents is provided in Article VII of the By-Laws.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   EXHIBIT DESCRIPTION
-------  -------------------

3.1      Article of Incorporation, as amended to date.

3.2      By-Laws of the Company.

5.1 Opinion of Shumaker, Loop & Kendrick, as to the legality of the securities being registered.

10       Copy of the Noram Gaming and Entertainment, Inc. Stock Incentive Plan.

24.1 The Consent of Shumaker, Loop & Kendrick to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.2     Consent of Smith & Company, certified public accountants.

ITEM 9.  UNDERTAKINGS.

         1.       The Company hereby undertakes:

                  (a) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933.



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



                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the formation set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. The undersigned Company hereby undertakes to deliver or cause to be delivered with the Prospectus to each eligible employee, director or consultant to whom the Prospectus is sent or given, a copy of the Company's Annual Report to Stockholders for its last fiscal year, unless such individual otherwise has received a copy of such Annual Report, in which case the Company shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Annual Report on written request of the individual. If the last fiscal year of the Company has ended within 120 days prior to the use of the Prospectus, the Annual Report of the Company for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such individual.

         The Company also undertakes to deliver or cause to be delivered to all employees, directors or consultants participating in the Company's Stock Incentive Plan who do not otherwise receive such material, copies of all reports to stockholders, proxy statements and other communications distributed to its security holders generally, such material to be sent or delivered no later than the time it is sent to security holders.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio this 5th day of March, 1997.

                                       NORAM GAMING AND ENTERTAINMENT, INC.

                                       By:  /s/ George C. Zilba
                                          -------------------------------------
                                           George C. Zilba, President

                                            /s/ John O. Zilba
                                          -------------------------------------
                                          John O. Zilba, Secretary

         Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

                      A MAJORITY OF THE BOARD OF DIRECTORS

      Signature                        Title                       Date
      ---------                        -----                       ----


/s/ George C. Zilba               Director and President       March 5, 1997
----------------------------
George C. Zilba

/s/ John O. Zilba                Director and Secretary        March 5, 1997
----------------------------
John O. Zilba

/s/ Frank Bryan                  Director and Treasurer        March 5, 1997
----------------------------
Frank Bryan

/s/ Kenneth M. McDougal          Director                      March 5, 1997
----------------------------
Kenneth M. McDougal

/s/ Andrew J. Mangino            Director                      March 5, 1997
----------------------------
Andrew J. Mangino



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                                  EXHIBIT INDEX

EXHIBIT                                                                                  SEQUENTIALLY
NUMBER                          EXHIBIT DESCRIPTION                                      NUMBERED PAGE
------                          -------------------                                      -------------

3.1      Article of Incorporation, as amended to date.

3.2      By-Laws of the Company.

5.1 Opinion of Shumaker, Loop & Kendrick, as to the legality of the securities being registered.

10       Copy of the Noram Gaming and Entertainment, Inc. Stock Incentive Plan.

24.1 The Consent of Shumaker, Loop & Kendrick to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.2     Consent of Smith & Company, certified public accountants.

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